Exhibit 4.1

Form of Subscription Agreement

This subscription (this “Subscription”) is dated this __th day of _______ 20__, by and between the investor identified on the signature page hereto (the “Investor”) and Eco Bright Future Inc., a corporation organized under the laws of the State of Wyoming (the “Company”), whereby the parties agree as follows:

1.             Subscription.

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of common shares (the “Shares”) each Share consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to (x) the product of the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per Share as set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto.

The Shares have been registered on a Registration Statement on Form 1-A, Registration No.: _______________ (the “Registration Statement”). The Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”) and is effective on the date hereof. A final offering circular will be delivered to the Investor as required by law.

The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the Agreement, at the Closing, (i) the Investor shall pay the Purchase Price by wire transfer of immediately available funds to the Company’s bank account per wire instructions as provided by the Company, and (ii) the Company shall cause the (a) Common Stock to be delivered to the Investor with the delivery of the Common Stock to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions” (or, if requested by the Investor on the signature page hereto, through the physical delivery of certificates evidencing the Common Stock to the residential or business address indicated thereon).

Funds for the Purchase Price should be wired to:

BrannellyLaw, PLLC Trust Account c/o Eco Bright Future Inc.

Wells Fargo Bank

420 Montgomery, San Francisco, CA 94104

Account name: BrannellyLaw, PLLC

Account number: 3930919844

Wire Routing Number 121000248

SWIFT Code: WFBIUS6S

2.             Miscellaneous.

This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

[Signature Page to Follow]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

		Eco Bright Future, Inc.

		By:
			Name: George Athanasiadis
			Title: CEO
Number of Shares:
Purchase Price per Share:	$0.10		Address for Notice:
Aggregate Purchase Price:	$		Eco Bright Future, Inc. c/o BrannellyLaw, PLLC PO BOX 1832 Draper, UT 84020

INVESTOR:

By:
Name:
Title:

Select method of delivery of Common Stock:

☐ Book Entry

Hold Shares in Book Entry

☐ PHYSICAL DELIVERY OF CERTIFICATES
Delivery Instructions:

Address for delivery:
c/o
Street:
City/State/Zip:
Attention:
Telephone No.: